As filed with the Securities and Exchange Commission on August 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Address of principal executive offices)

Gilead Sciences, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

Robin L. Washington

Senior Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward Kronish LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Stock Options, Restricted Stock, Restricted Stock Units and Common Stock, par value $0.001 per share	20,117,692 shares(3)	$49.09	$987,577,500.28	$55,106.82

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Registrant’s 2004 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 3, 2009, in accordance with Rule 457(c) of the Securities Act.

(3)

Includes (a) 20,000,000 additional shares that are available for grant under Registrant’s 2004 Equity Incentive Plan, as amended and approved by our stockholders at its 2009 Annual Meeting of Stockholders on May 6, 2009, and (b) 117,692 shares that are available for grant under the Registrant’s 2004 Equity Incentive Plan, as amended, as a result of the rollover of shares underlying options under Registrant’s 1991 Stock Option Plan that expired between May 8, 2008 and May 6, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 20,117,692 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (“SEC”) on July 19, 2004 (No. 333-117480), June 21, 2005 (No. 333-126012), June 28, 2006 (No. 333-135412), June 20, 2007 (No. 333-143920) and June 12, 2008 (No. 333-151624) relating to the Registrant’s 2004 Equity Incentive Plan are hereby incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended through May 8, 2008

4.2 (2)	Bylaws of the Registrant, as amended and restated on October 24, 2008

4.3 (3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4 (4)	Certificate of Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant

4.5 (5)	Amended and Restated Rights Agreement, dated as of October 21, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC

4.6 (6)	First Amendment to Amended and Restated Rights Agreement, dated as of October 29, 2003, between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.7 (7)	Second Amendment to Amended and Restated Rights Agreement, dated as of May 11, 2006, between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.8 (8)	Indenture related to the Convertible Senior Notes, due 2011, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2011), dated April 25, 2006

4.9 (8)	Indenture related to the Convertible Senior Notes, due 2013, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013), dated April 25, 2006

5.1	Opinion of Brett A. Pletcher, Vice President, General Counsel and Assistant Secretary of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Brett A. Pletcher, Vice President, General Counsel and Assistant Secretary of the Registrant (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1 (9)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 6, 2009

99.2 (10)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants commencing in May 2009)

99.3 (10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants commencing in May 2009)

99.4 (10)	Form of non-employee restricted stock unit issuance agreement used under 2004 Equity Incentive Plan (for annual grants commencing in May 2009)

99.5 (10)	Form of restricted stock agreement used under 2004 Equity Incentive Plan (for annual grants to certain non-employee directors)

99.6 (10)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants made in 2009)

99.7 (10)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (for grants commencing in May 2009)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2008, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 1994, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-135412) filed with the SEC on June 28, 2006, and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2006, and incorporated herein by reference.
(9)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on May 11, 2009, and incorporated herein by reference.
(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 5, 2009.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin, Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Martin, Ph.D. and Robin L. Washington, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Martin John C. Martin	Chairman and Chief Executive Officer (Principal Executive Officer)	August 5, 2009

/s/ Robin L. Washington Robin L. Washington	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2009

/s/ Paul Berg Paul Berg	Director	August 5, 2009

/s/ John F. Cogan John F. Cogan	Director	August 5, 2009

/s/ Etienne F. Davignon Etienne F. Davignon	Director	August 5, 2009

/s/ James M. Denny James M. Denny	Director	August 5, 2009

/s/ Carla A. Hills Carla A. Hills	Director	August 5, 2009

/s/ Kevin E. Lofton Kevin E. Lofton	Director	August 5, 2009

/s/ John W. Madigan John W. Madigan	Director	August 5, 2009

/s/ Gordon E. Moore Gordon E. Moore	Director	August 5, 2009

/s/ Nicholas G. Moore Nicholas G. Moore	Director	August 5, 2009

/s/ Richard J. Whitley Richard J. Whitley	Director	August 5, 2009

/s/ Gayle E. Wilson Gayle E. Wilson	Director	August 5, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended through May 8, 2008

4.2 (2)	Bylaws of the Registrant, as amended and restated on October 24, 2008

4.3 (3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4 (4)	Certificate of Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant

4.5 (5)	Amended and Restated Rights Agreement, dated as of October 21, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC

4.6 (6)	First Amendment to Amended and Restated Rights Agreement, dated as of October 29, 2003, between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.7 (7)	Second Amendment to Amended and Restated Rights Agreement, dated as of May 11, 2006, between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.8 (8)	Indenture related to the Convertible Senior Notes, due 2011, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2011), dated April 25, 2006

4.9 (8)	Indenture related to the Convertible Senior Notes, due 2013, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013), dated April 25, 2006

5.1	Opinion of Brett A. Pletcher, Vice President, General Counsel and Assistant Secretary of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Brett A. Pletcher, Vice President, General Counsel and Assistant Secretary of the Registrant (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1 (9)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 6, 2009

99.2 (10)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants commencing in May 2009)

99.3 (10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants commencing in May 2009)

99.4 (10)	Form of non-employee restricted stock unit issuance agreement used under 2004 Equity Incentive Plan (for annual grants commencing in May 2009)

99.5 (10)	Form of restricted stock agreement used under 2004 Equity Incentive Plan (for annual grants to certain non-employee directors)

99.6 (10)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants made in 2009)

99.7 (10)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (for grants commencing in May 2009)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2008, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 1994, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-135412) filed with the SEC on June 28, 2006, and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2006, and incorporated herein by reference.
(9)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on May 11, 2009, and incorporated herein by reference.
(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2009, and incorporated herein by reference.